                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

      PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
                          ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e) (2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                        INTEGRATED SECURITY SYSTEMS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3) Filing Party:

        ------------------------------------------------------------------------

    (4) Date Filed:

        ------------------------------------------------------------------------

                        INTEGRATED SECURITY SYSTEMS, INC.
                        8200 SPRINGWOOD DRIVE, SUITE 230
                               IRVING, TEXAS 75063


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD FEBRUARY 15, 1999


To the Holders of Common Stock of
     INTEGRATED SECURITY SYSTEMS, INC.:

     Notice is hereby given that a Special Meeting of Stockholders of Integrated Security Systems, Inc., a Delaware corporation (the "Company"), will be held at the Company's executive offices, 8200 Springwood Drive, Suite 230, Irving, Texas 75063, on Monday, February 15, 1999 at 10:00 A.M., Dallas, Texas time, for the following purposes:

     (1) To approve an amendment to the Company's Certificate of Incorporation for the purpose of effecting a stock combination (the "Stock Combination") pursuant to which the Company's outstanding shares of common stock would be exchanged for new shares of common stock in an exchange ratio to be approved by the Board of Directors, ranging from one newly issued share for each four outstanding shares to one newly issued share for each six outstanding shares.

     The Board of Directors has fixed Thursday, January 14, 1999, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock on that date are entitled to vote on matters coming before the meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the meeting will be maintained in the Company's offices at 8200 Springwood Drive, Suite 230, Irving, Texas 75063, for the ten days prior to the meeting.

     Please advise the Company's transfer agent, American Stock Transfer, 6201 15th Avenue, Third Floor, Brooklyn, NY 11218, of any change in your address.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED. THE PROXY CARD SHOULD BE SIGNED BY ALL REGISTERED HOLDERS IN THE EXACT NAMES AS THE SHARES ARE SO REGISTERED. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND, IF PRESENT AT THE SPECIAL MEETING, MAY WITHDRAW IT AND VOTE IN PERSON.

                                 By Order of the Board of Directors,



                                 /s/ GERALD K. BECKMANN
                                 Gerald K. Beckmann
                                 Chairman, President and Chief Executive Officer


Irving, Texas
January 27, 1999

                        INTEGRATED SECURITY SYSTEMS, INC.
                        8200 Springwood Drive, Suite 230
                               Irving, Texas 75063

                      ------------------------------------

                                 PROXY STATEMENT

                      ------------------------------------



               PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 15, 1999



     The accompanying proxy, mailed with this Proxy Statement to stockholders on or about February 1, 1999, is solicited by Integrated Security Systems, Inc. (the "Company"), in connection with the Special Meeting of Stockholders to be held on February 15, 1999 (the "Special Meeting").

     As stated in the Notice to which this Proxy Statement is attached, the only matter to be acted upon at the Special Meeting is to approve an amendment to the Company's Certificate of Incorporation for the purpose of effecting a stock combination (the "Stock Combination") pursuant to which the Company's outstanding shares of Common Stock would be exchanged for new shares of Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one newly issued share for each four outstanding shares to one newly issued share for each six outstanding shares.

     All holders of record of shares of the Company's common stock ("Common Stock") at the close of business on January 14, 1999 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On the Record Date, the Company had outstanding 9,313,993 shares of Common Stock. Each share of Common Stock is entitled to one vote. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Special Meeting.

     Votes may be cast in favor of or against the proposal or a stockholder may specifically abstain from voting on the proposal to approve the Stock Combination. An abstention on the proposal to approve the Stock Combination will have the effect of a negative vote on the proposal.

     Each stockholder has the unconditional right to revoke his or her proxy at any time before it is voted. Any proxy given may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the exercise of the proxy, by execution of a subsequent proxy or by voting in person at the Special Meeting (although attending the Special Meeting without executing a ballot or executing a subsequent proxy will not constitute revocation of a proxy). All properly executed, unrevoked proxies received before the Special Meeting will be voted in accordance with the directions contained therein. When no direction has been given by a stockholder returning a proxy, the proxy will be voted FOR the proposal to amend the Certificate of Incorporation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of outstanding shares of Common Stock beneficially owned as of January 14, 1999, by (i) each director and named executive officer of the Company, (ii) all officers and directors of the Company as a group, and (iii) all persons who are known by the Company to be beneficial owners of 5% or more of the Company's outstanding Common Stock. Unless otherwise noted, each of the persons listed below has sole voting and investment power with respect to the shares indicated as beneficially owned by such person.



                                                                           Number of Shares
               Name and Address of Beneficial Owner                      Beneficially Owned(1)    Percent(1)
-------------------------------------------------------------------      ---------------------    ----------
Renaissance Capital Growth & Income Fund III, Inc.(5)                           5,087,660           36.3%
Renaissance US Growth & Income Trust PLC(6)                                     4,712,659           34.5%
Philip R. Thomas(4)                                                             1,633,126           17.5%
Gerald K. Beckmann(2)(3)(7)                                                       976,177           10.0%
ProFutures Bridge Capital Fund LP(8)                                              585,000            6.3%
Lehman Brothers Holdings, Inc.(9)                                                 579,000            6.2%
Frank R. Marlow(2)(3)(10)                                                          66,263            0.7%
Holly J. Burlage(2)(3)(11)                                                         38,219            0.4%
James E. Jack(2)(3)(12)                                                            23,388            0.3%
Robert M. Galecke(2)(3)(13)                                                         3,388            0.0%
All current directors and executive officers as a group (5 persons)             1,107,424           11.3%


------------

(1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2) The address for this person is 8200 Springwood Drive, Suite 230, Irving, Texas 75063.

(3) Mr. Beckmann is a Director, the Chairman of the Board of Directors, the President and the Chief Executive Officer of the Company. Mr. Marlow, Mr. Galecke and Mr. Jack are Directors of the Company. Ms. Burlage is Vice President and Secretary of the Company.

(4) Includes 146,850 shares of Common Stock owned by Thomas Group Holding Company, a company owned by Mr. Thomas and 61,801 shares of Common Stock issuable upon the exercise of warrants within 60 days. The address for Mr. Thomas is 3510 Turtle Creek Boulevard, PH-A, Dallas, TX 75219-5542.


(5) Based on a 13(d) filing dated December 11, 1998, Renaissance Capital Growth & Income Fund III, Inc. is deemed the beneficial owner of 5,087,660 shares of Common Stock. The address for this Company is 8080 N. Central Expressway, Suite 210, Dallas, TX 75206.

(6) Based on a 13(d) filing dated December 11, 1998, Renaissance US Growth & Income Trust PLC is deemed the beneficial owner of 4,712,659 shares of Common Stock. The address for this Company is 8080 N. Central Expressway, Suite 210, Dallas, TX 75206.

(7) Includes 284,473 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days; and 146,021 shares of Common Stock issuable upon the exercise of warrants within 60 days.

(8) Based on a 13(d) filing dated July 17, 1997, ProFutures Bridge Capital Fund, LP is deemed the beneficial owner of 585,000 shares of Common Stock. The address for this company is 1720 South Bellaire Street, Suite 500, Denver, CO 80222.

(9) Based on a 13(g) filing dated May 7, 1998, Lehman Brothers Holdings, Inc. is deemed the beneficial owner of 579,000 shares of Common Stock. The address for this company is 3 World Financial Center, New York, NY 10285.

(10) Includes 57,799 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days and 1,000 shares of Common Stock issuable upon the exercise of warrants within 60 days.

(11) Includes 27,725 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days and 1,240 shares of Common Stock issuable upon the exercise of warrants within 60 days.

(12) Includes 3,388 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days.

(13) Includes 3,388 shares of Common Stock issuable upon the exercise of outstanding options exercisable within 60 days.


             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     At the Special Meeting the holders of Common Stock of the Company will be asked to approve an amendment to the Company's Certificate of Incorporation for the purpose of effecting a Stock Combination pursuant to which the Company's outstanding shares of Common Stock would be exchanged for new shares of Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one newly issued share for each four outstanding shares to one newly issued share for each six outstanding shares. The favorable vote of the holders of a majority of the shares of Common Stock, represented in person or by Proxy at the meeting, will be required for such approval. The Board of Directors believes that the decrease in the number of outstanding shares of the Common Stock resulting from the Stock Combination will increase the average trading price of the Common Stock to over $1.00 per share, which would assure continued listing on the Nasdaq SmallCap Stock Market. There can be no assurance, however, that, even after effectuating the Stock Combination, that the Company will meet and maintain the minimum bid price.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE STOCK COMBINATION.

MATERIAL CHANGES RESULTING FROM THE PROPOSED STOCK COMBINATION

     The Board of Directors has unanimously decided to submit to a vote of the shareholders a proposal to reduce the number of outstanding shares of the Common Stock, which is to be achieved by undertaking a stock combination restructuring of the Common Stock whereby the Company's Board of Directors may affect the Stock Combination of the Company if the Board of Directors in their sole judgment believe such restructuring is in the best interest of the Company. If the Stock Combination is approved, the Company's Board of Directors will have authority, without further shareholder approval, to effect the Stock Combination pursuant to which the Company's outstanding shares (the "Old Shares") of Common Stock would be exchanged for new shares (the "New Shares") of Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one New Share for each four Old Shares to one New Share for each six Old Shares. The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Number." The Exchange Number may, within such range, be a whole number or a whole number and fraction of a whole number. The Stock Combination will be effected simultaneously for all outstanding Common Stock of the Company and the Exchange Number will be the same for all outstanding Common Stock of the Company.

     In addition, the Company's Board of Directors will have the authority to determine the exact timing of the effective date of the Stock Combination, which may be any time prior to June 30, 1999, without further shareholder approval. Such timing and Exchange Number will be determined in the judgment of the Board of Directors, with the intention of maximizing the Company's ability to be in compliance with the listing and maintenance requirements of the Nasdaq Stock Market, Inc. ("Nasdaq") and/or other national and regional exchanges such as the American Stock Exchange, Boston Stock Exchange, Philadelphia Stock Exchange, Chicago Stock Exchange and Pacific Stock Exchange, and other intended benefits of the Stock Combination to shareholders and the Company. See "Purpose of the Stock Combination" below.

     The Board of Directors also reserves the right, notwithstanding shareholder approval, and without further action by shareholders, to not proceed with the Stock Combination, if, at any time prior to filing the Amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Stock Combination is no longer in the best interests of the Company and its shareholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Stock Combination and in determining the Exchange Number including, but not limited to, overall trends in the stock market, future changes and anticipated trends in the per share market price of the Company's Common Stock, business and transactional developments, and the Company's actual and projected financial performance.

     The Stock Combination will not change the proportionate equity interests of the Company's shareholders, nor will the respective voting rights and other rights of shareholders be altered. The Common Stock of the Company which is issued pursuant to the Stock Combination will remain fully paid and non-assessable. The Company will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934.

PURPOSES OF THE STOCK COMBINATION

     The purpose for the Stock Combination is to reduce the number of issued and outstanding shares presently in the hands of security holders, and thereby create a more manageable and effective capital structure for the Company. The proposed Stock Combination (for example if effected at a 4:1 ratio) will result in a reduction of the issued and outstanding shares of Common Stock of the Company to 2,328,499 shares with a par value of $.01 per share (present issued and outstanding number of shares of Common Stock of the Company are 9,313,993, with a par value of $.01 per share). The Board of Directors believes that there will be no material differences concerning operations of the Company that will result from the Stock Combination as described herein.

     In order for the Common Stock of the Company to be quoted on Nasdaq and/or other national and regional exchanges, the Company and its Common Stock are required to comply with various listing and maintenance standards established by the exchanges. Furthermore, the Company believes that listing on Nasdaq/SmallCap Stock Market and/or other national and regional exchanges such as the American Stock Exchange, Boston Stock Exchange, Philadelphia Stock Exchange, Chicago Stock Exchange and Pacific Stock Exchange may provide the Company with a broader market for its Common Stock and more greatly facilitate the use of the Common Stock in acquisitions and financing transactions in which the Company may engage. The Board of Directors believes the proposed Stock Combination will create long-term benefits for the Company by increasing market interest in the Common Stock and increasing the nominal per share value and per share earnings of the Common Stock. Given the volatility of the Common Stock, the Board of Directors believes that the proposed Stock Combination will help maintain a sufficient minimum bid price per share to ensure continued listing on the Nasdaq SmallCap Stock Market. There can be no assurance that, even after effectuating the Stock Combination, the Company will meet and maintain the minimum bid price and otherwise meet any other of the requirements of various exchanges for continued inclusion for trading on the exchanges.

CERTAIN EFFECTS OF THE STOCK COMBINATION

     Upon effectiveness of the Stock Combination, each option or warrant right would entitle the holder to acquire a number of shares equal to the number of shares which the holder was entitled to acquire prior to the Stock Combination multiplied by the Exchange Number.


     Upon effectiveness of the Stock Combination, the number of authorized shares of Common Stock that are not issued or outstanding would increase depending on the Exchange Number. The number of authorized shares of Common Stock is 30,000,000. Although this increase could, under certain circumstances, have anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Stock Combination Proposal is not being proposed in response to any effort of which the Company is aware to accumulate the Company's shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders.


     Shareholders should recognize that if the Stock Combination is effectuated they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the Amendment divided by the Exchange Number) but that the total value, will be equal to the total value prior to the Stock Combination. While the Company expects that the Stock Combination will result in an increase in the market price of the Common Stock, there can be no assurance that the Stock Combination will increase the market price of the Common Stock by a multiple equal to the Exchange Number or result in the permanent increase in the market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Company's Common Stock decline, the percentage decline may be greater than would pertain in the absence of a Stock Combination. Furthermore, the possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Stock Combination. In addition, the Stock Combination will increase the number of shareholders of the Company who own odd lots (less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. Consequently, there can be no assurance that the Stock Combination will achieve the desired results that have been outlined above.

PROCEDURE FOR EFFECTING STOCK COMBINATION AND EXCHANGE NUMBER

     If the Amendment is approved by the Company's shareholders, and if the Board of Directors still believes that the Stock Combination is in the best interests of the Company and its shareholders, the Company will file the Amendment with the Secretary of State of the State of Delaware at such time as the Board of Directors has determined the appropriate Exchange Number and the appropriate effective time for such Stock Combination. The Board of Directors may delay effecting the Stock Combination until June 30, 1999 without re-soliciting such shareholder approval. The Stock Combination will become effective on the date of filing the Amendment (the "Effective Date"). Beginning on the Effective Date, if the Stock Combination is approved by the shareholders, each shareholder will, as soon as practicable after the Meeting, be notified that their Old Shares have been converted to a reduced number of New Shares pursuant to the Stock Combination and shareholders will then be asked to exchange their certificates representing the Old Shares for new certificates evidencing the New Shares. Fractional shares resulting from the Stock Combination shall be rounded up to the nearest whole number.

FEDERAL INCOME TAX CONSEQUENCES OF THE STOCK COMBINATION

     The following is a summary of certain material federal income tax consequences of the Stock Combination, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder.

     EACH SHAREHOLDER SHOULD CONSULT WITH SUCH SHAREHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE STOCK COMBINATION. THIS SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS NOT TO BE CONSTRUED AS AN OPINION BY THE COMPANY AS TO THE TAX CONSEQUENCES, IF ANY, FOR ANY INDIVIDUAL, GROUP, OR ENTITY.

     The aggregate tax basis of the New Shares received in the Stock Combination (including any fraction of a New Share deemed to have been received) will be the same as the shareholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the shareholder held the Old Shares surrendered in the Stock Combination.

               BOARD OF DIRECTORS' RECOMMENDATIONS; VOTE REQUIRED

         The Board of Directors unanimously recommends a vote FOR the Stock Combination. The affirmation vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the Stock Combination.

                             SOLICITATION OF PROXIES

     The Company will pay the expenses of this proxy solicitation. In addition to solicitation by mail, some of the officers and regular employees of the Company may solicit proxies personally or by telephone, if deemed necessary. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares which are held of record by the brokers and fiduciaries, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                  OTHER MATTERS

     The Board is not aware of any matter, other than the matters described above, to be presented for action at the Special Meeting. However, if any other proper items of business should come before the Special Meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                 By Order of the Board of Directors,



                                 /s/ GERALD K. BECKMANN
                                 Gerald K. Beckmann
                                 Chairman, President and Chief Executive Officer

Irving, Texas
January 27, 1999

                               FRONT OF PROXY CARD

                        Integrated Security Systems, Inc.
               8200 Springwood Drive, Suite 230, Irving, TX 75063

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned shareholder of Integrated Security Systems, Inc. (the "Company") hereby appoints Gerald K. Beckmann and Holly J. Burlage, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse, all shares of Common Stock of Integrated Security Systems, Inc. (the "Company") held of record by the undersigned on January 14, 1999, at the Special Meeting of Stockholders to be held on February 15, 1999 or any adjournment thereof.

                               BACK OF PROXY CARD

     1. To approve the amendment to the            For     Against     Abstain
        Company's Certificate of Incorporation     [ ]       [ ]         [ ]
        to effect the Stock Combination.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE STOCK COMBINATION.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS ON FEBRUARY 15, 1999. [ ]


SIGNATURE                                       DATE
          --------------------------------           ---------------------------
SIGNATURE                                       DATE
          --------------------------------           ---------------------------
          Signature if held jointly

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.